Exhibit 10.2

W&T OFFSHORE, INC.

AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(Performance Vesting)

Pursuant to the terms and conditions of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan, as amended from time to time (the “Plan”), W&T Offshore, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance-based restricted stock units (the “PSUs”) and a Cash Award (the “Cash Award”) set forth below.  This award of PSUs and the Cash Award (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	_____________________
Date of Grant:	_____________________
Award Type and Description:

The PSU is a Restricted Stock Unit Award granted as a Performance Award pursuant to Sections 6 and 8 of the Plan. This Award represents the right to receive shares of Stock in an amount up to 200% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement. The Cash Award is a target cash value granted to you, which may be settled in an amount up to 200% of the Target Cash Award (defined below), subject to the terms and conditions set forth herein and in the Agreement.  The number of Target PSUs and the Target Cash Award amount shall be referred to in the aggregate as the “Target Award.”

Your right to receive settlement of this Award in an amount ranging from 0% to 200% of the Target Award shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the level of achievement of the Performance Goal (defined below) (“Earned PSUs” or “Earned Cash Awards,” as applicable, or in the aggregate the “Earned Award”). The portion of the Target PSUs actually earned upon satisfaction of both of the foregoing requirements is referred to herein as the “Vested PSUs.” The portion of the Target Cash Award actually earned upon satisfaction of both of the foregoing requirements is referred to herein as the “Vested Cash Award.”  The Vested PSUs and the Vested Cash Award shall be referred to in the aggregate as the “Vested Award.”

Target Number of PSUs:	_____________________ (the “Target PSUs”).
Target Value of Cash Award:	_____________________ (the “Target Cash Award”).
Performance Period:	[Insert period beginning on the Performance Period Commencement Date and ending on the Performance Period End Date]
Service Requirement:

Except as expressly provided in Sections 4 and 5 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through [insert Service Vesting Date] (the “Service Vesting Date”) to be eligible to receive payment of this Award, which is also based on the level of achievement with respect to the Performance Goal (as defined below).

Performance Goal:

Subject to the terms and conditions set forth in the Plan, the Agreement and herein, the number of Target PSUs, if any, that become Earned PSUs during the Performance Period will be determined in accordance with the following table:

Level of Achievement

Percentage of Target PSUs Earned*

< Threshold

0%

Threshold

[insert %]

Target

[insert %]

Maximum

[insert %]

*The percentage of Target PSUs that become Earned PSUs for performance between the threshold, target and maximum achievement levels shall be calculated using linear interpolation.

The Target Cash Award shall be subject to the same table set forth above for the Target PSUs, and will vest, if at all, at the same percentage as applicable to any Earned PSUs.

The “Performance Goal” for the Performance Period is based on the [insert performance goal description] as described in Exhibit B attached hereto.

Settlement:	Settlement of the Vested PSUs and the Vested Cash Award shall be made in shares of Stock, cash, or a combination of Stock and cash, in accordance with Section 6 of the Agreement.

The Target Award described above is equal to ____% of your Base Salary (defined within the Agreement). The Target PSUs included in the Award are based on the strike price set by the

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Company for [insert grant year].  To the extent you commenced employment after the beginning of the initial performance period, the Award has been adjusted to reflect that fact.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

W&T OFFSHORE, INC.

By:

Name:

Title:

PARTICIPANT

Name:

SIGNATURE PAGE TO

RESTRICTED STOCK UNIT GRANT NOTICE

EXHIBIT A

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between W&T Offshore, Inc., a Texas corporation (the “Company”), and _________ (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.Definitions.  For purposes of this Agreement, the following terms shall have the meanings specified below.
(a)“Base Salary” means your annual pay rate in effect at the Date of Grant through the applicable Performance Period, (i) including any amounts deferred pursuant to an election under any 401(k) plan, pre-tax premium plan, deferred compensation plan, or flexible spending account sponsored by the Company or any Subsidiary, but (ii) excluding any incentive compensation, employee benefit, or other cash benefit paid or provided under any incentive, bonus or employee benefit plan sponsored by the Company or any Subsidiary, and/or any excellence award, gains upon stock option exercises, restricted stock grants or vesting, moving or travel expense reimbursement, imputed income, or tax gross-ups, without regard to whether the payment or gain is taxable income to you. To the extent you commence employment after the beginning of the initial Performance Period, your Base Salary for that initial Performance Period shall mean the base salary you would receive working (based on your annual pay rate in effect on your first day of employment) for the period from your first day of employment until the end of the initial Performance Period.
(b)“Disability” means “disability” (or a term of like import) as defined under an Individual Agreement or, in the absence of such an Individual Agreement that defines “disability” (or a term of like import), Disability shall mean (i) a physical or mental impairment of sufficient severity that, in the opinion of the Company, (A) you are unable to continue performing the duties assigned to you prior to such impairment or (B) your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries, and (ii) the impairment or condition is cited by the Company as the reason for your termination; provided, however, that in all cases, the term Disability shall be applied and interpreted in compliance with the Nonqualified Deferred Compensation Rules.
(c)“Individual Agreement” means an employment, severance, change in control or other agreement governing the Participant’s service relationship with the Company or any Affiliate.
2.Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs and the target amount of the Cash Award set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is

Exhibit A-1

incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement (including, for the avoidance of doubt, with respect of the subject matter covered in Section 5), the terms of the Plan shall control.  To the extent vested, each PSU represents the right to receive one share of Stock, or the cash equivalent thereof, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Stock that may be earned hereunder in respect of the PSUs may range from 0% to [insert maximum goal %] of the Target PSUs. The Cash Award may also range from 0% to [insert maximum goal %] of the Target Cash Award, and the Company shall settle the Cash Award in the form of cash or Stock. Unless and until the Award has become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Stock or other payments in respect of the Award.  Prior to settlement of this Award, this Award represents an unsecured obligation of the Company, payable only from the general assets of the Company.

3.Vesting of Award.  Except as otherwise set forth in Section 4 and 5, the Award shall vest and become a Vested Award in accordance with the Participant’s satisfaction of the service-based vesting schedule set forth in the Grant Notice (the “Service Requirement”), and based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period (and any portion of the Award that does not become earned following the Performance Period shall be automatically forfeited following certification of the Performance Goals).  Unless and until the PSUs have vested and become Vested PSUs as described in the preceding sentence, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.
4.Effect of Termination of Employment or Service.
(a)Termination of Employment or Service due to Death or Disability. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 12, prior to the end of the Performance Period, if your employment or service relationship with the Company and any of its Subsidiaries is terminated as a result of your death or Disability, then the Service Requirement shall be deemed to have been met on a pro-rata basis.  The pro-rata portion of the Service Requirement that shall be deemed to be met shall be calculated by multiplying the Target Award by a fraction, the numerator of which is the number of full months during which you were employed or providing services to the Company and/or any Subsidiary, beginning with the first day of the first  month of the year in which the Date of Grant occurs until the date of your applicable termination (counting the month in which your applicable termination occurs as a full month), and the denominator of which is 36. The portion of your Target Award for which the Service Requirement is deemed to be met due to the pro-rata acceleration of the Service Requirement in this Section 4(a) shall continue to be subject to the Performance Goal for the entirety of the Performance Period, while the remainder of the Target Award will be deemed to terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)Other Termination of Employment or Service. Except as otherwise provided in Section 4(a), if the Participant has not satisfied the Service Requirement, then upon the termination of the Participant’s employment or other service relationship with the Company or an

Affiliate for any reason, any unearned Award (and all rights arising from such Award and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(c)Change in Control.
(i)Prior to the end of the Performance Period.  Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 12, upon the consummation of a Change in Control during the Performance Period, all restrictions shall lapse with respect to the Target Award, and the Target Award shall be deemed a Vested Award.
(ii)Following the Performance Period. Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 12, upon the consummation of a Change in Control following the Performance Period, all restrictions shall lapse with respect to the Earned Award, and the Earned Award shall be deemed a Vested Award.
5.Dividend Equivalents.  In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds PSUs granted pursuant to this Agreement that have not been settled, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of shares of Stock equal to the number of PSUs held by the Participant that have not been settled as of such record date, such payment to be made on the date on which any Vested PSUs are settled in accordance with Section 6.  For purposes of clarity, if the PSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited PSUs.  No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
6.Settlement of Award.  If the Participant is subject to Section 16(b) of the Exchange Act, the vested PSUs will be settled in the form of shares of Stock; provided, however, that the Committee shall retain the authority to modify the settlement form of the vested PSUs at any time prior to the applicable vesting date.  If the Participant is not subject to Section 16(b) of the Exchange Act, the Committee, in its sole discretion, shall determine at the time of settlement whether the Vested PSUs will be settled: (i) in a single lump sum cash payment in an amount equal to the Fair Market Value of Stock as of the date of settlement multiplied by the number of Vested PSUs to be settled, (ii) in shares of such Stock, or (iii) in a combination of cash and shares of Stock. The Committee shall also determine whether the Vested Cash Award will be settled: (i) in a single lump sum cash payment, (ii) in shares of Stock equal to the Vested Cash Award divided by the Fair Market Value of Stock as of the date of settlement, or (iii) in a combination of cash and shares of Stock. Notwithstanding anything to the contrary within this Agreement or the Plan, the Committee retains the sole discretion to modify the form or amount of settlement of this Award at any time in order to maintain compliance with internal policies regarding the dilution of Stock. The applicable settlement shall occur as soon as administratively practicable, but in no event later than March 15 of the calendar year following the year in which all vesting restrictions lapse.  In the event that any fractional PSU becomes earned hereunder, that PSU shall be rounded down at the time of settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Stock shall not bear any interest owing to the passage of time.  Neither this Section 6 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

7.Tax Withholding.  To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, then (a) for any Participant that is subject to Section 16(b) of the Exchange Act, with respect to any portion of the Award that is required to be settled in the form of Stock pursuant to Section 6 above, the Company shall withhold from the Stock to be issued the number of shares of Stock necessary to satisfy the applicable tax obligation for that portion of the Award, unless the Committee takes action to provide for a different withholding method prior to the date of the event giving rise to the tax withholding obligation, and (b) for any Participant that is not subject to Section 16(b) of the Exchange Act, or with respect to any portion of the Award that is settled in the form of a cash payment, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.Non-Transferability.  During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed.  Neither the Award nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9.Compliance with Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed.  No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, shares of Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
10.Legends.  If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed.  If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
11.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
12.Execution of Receipts and Releases.  Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Vested Award.

13.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the Award thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the Award is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
14.Legal and Equitable Remedies. The Participant acknowledges that a violation or attempted breach of any of the Participant's covenants and agreements in this Agreement will cause such damage as will be irreparable, the exact amount of which would be difficult to ascertain and for which there will be no adequate remedy at law, and accordingly, the parties hereto agree that the Company and its Affiliates shall be entitled as a matter of right to an injunction issued by any court of competent jurisdiction, restraining the Participant or the affiliates, partners or agents of the Participant from such breach or attempted violation of such covenants and agreements, as well as to recover from the Participant any and all costs and expenses sustained or incurred by the Company or any Affiliate in obtaining such an injunction, including, without limitation, reasonable attorneys' fees. The parties to this Agreement agree that no bond or other security shall be required in connection with such injunction. Any exercise by either of the parties to this Agreement of its rights pursuant to this Section 14 shall be cumulative and in addition to any other remedies to which such party may be entitled.
15.Notices.  All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

W&T Offshore, Inc.

Attn: Vice President and General Counsel

5718 Westheimer, Suite 700

Houston, Texas 77057

If to the Participant, at the Participant’s last known address on filed with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

16.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
17.Agreement to Furnish Information.  The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
18.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any Individual Agreement in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
19.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
20.Clawback.  Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

21.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of texas applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of texas LAW.
22.Successors and Assigns.  The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom the Award may be transferred by will or the laws of descent or distribution.
23.Headings. Headings are for convenience only and are not deemed to be part of this Agreement.
24.Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
25.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Award granted pursuant to this Agreement is intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the Award may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Award upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.  Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Award provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

EXHIBIT B

PERFORMANCE GOAL FOR AWARD

[Insert description or formula for performance goal applicable to Award]

B-3